EXHIBIT 23.4

[LOGO OF PRICEWATERHOUSECOOPERS APPEARS HERE]

PricewaterhouseCoopers One North Wacker Chicago, IL 60606 Telephone (312) 298 2000 Facsimile (312) 298 2001

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our tax opinion dated June 14, 2004 relating to the proposed conversion of Fremont Mutual Insurance Company from a mutual insurance company to a stock insurance company, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Chicago, Illinois

June 15, 2004